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                                                                  Exhibit 99.1



                                 MULTILINK, INC.

 PROXY FOR SPECIAL MEETING OF SHAREHOLDERS SOLICITED ON BEHALF OF THE BOARD OF
                            DIRECTORS OF THE COMPANY


      The undersigned hereby appoints Bruce R. Bower or J. Edward McAteer, and each of them, as proxy for the undersigned, with full power of substitution to vote all shares of capital stock of any class which the undersigned is entitled to vote at the Special Meeting of Shareholders of MULTILINK, INC. (the "Company") to be held on ______________,___________, 1997 at 10:00 a.m.,
Daylight Savings Time, at the offices of the Company, 6 Riverside Drive, Andover, Massachusetts 01810 and at any adjournment thereof upon the matters set forth in the Notice of the Special Meeting of Shareholders and accompanying Proxy Statement/Prospectus, each dated May ___,1997, receipt of which is hereby acknowledged:

     1. To adopt and approve the Agreement and Plan of Merger, dated April 15, 1997, as amended, by and among the Company, PictureTel Corporation, a Delaware corporation, and ML Acquisition Corp., a Massachusetts corporation, in substantially the form presented to the shareholders at the meeting and attached to the Proxy Statement/Prospectus.

               FOR   [ ]   AGAINST   [ ]    ABSTAIN   [ ]

     2. To transact such other business as may properly come before the Special Meeting.

               FOR   [ ]   AGAINST   [ ]    ABSTAIN   [ ]


THIS PROXY WILL BE VOTED AS SPECIFIED OR, WHERE NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE PROPOSAL IN ITEM 1 AND AUTHORITY WILL BE DEEMED GRANTED UNDER
ITEM 2.

Dated________, 1997                     Print Name:__________________________


                                        Signature(s):________________________


NOTE: Signature(s) should agree with name(s) inscribed on the stock certificate. If signing as attorney, executor, administrator, trustee or guardian, please give your full title as such.

Number of Shares of Common Stock Held: _________shares.
-------------------------------------

SHAREHOLDERS WHO ATTEND THE ANNUAL MEETING OF SHAREHOLDERS MAY VOTE IN
PERSON EVEN THOUGH THEY HAVE PREVIOUSLY MAILED THIS PROXY. PLEASE DATE, SIGN AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR DOMESTIC MAILING.